Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

NCT Group, Inc.'s subsidiaries as of December 31, 2002 are listed below.


                                                         Jurisdiction of
Name                                              Incorporation or Organization     Equity
----                                              ----------------------------      ------

NCT Muffler, Inc.                                            Delaware                100%
NCT Far East, Inc.                                           Delaware                100%
NCT Hearing Products, Inc.                                   Delaware                100%
NCT Medical Systems, Inc.                                    Delaware                 90%
Pro Tech Communications, Inc.                                Florida                  82%
Noise Cancellation Technologies (Europe) Ltd.                   UK                   100%
Artera Group, Inc.                                           Delaware                100%
Artera Group International Limited                              UK                   100%
Midcore Software, Inc.                                       Delaware                100%
Midcore Software Limited                                        UK                   100%
ConnectClearly.com, Inc.                                     Delaware                 99%
Distributed Media Corporation                                Delaware                 99%
DMC Cinema, Inc.                                             Delaware                 84%
DMC HealthMedia Inc.                                         Delaware                100%
Distributed Media Corporation International Ltd.                UK                   100%
DMC New York, Inc.                                           Delaware                100%
NCT Audio Products, Inc.                                     Delaware                100%
NCT Video Displays, Inc.                                     Delaware                100%
Advancel Logic Corporation                                  California                99%
Chaplin Patents Holding Company, Inc                         Delaware                100%
2020 Science Limited                                            UK                   100%